Nicor Gas Company
Form 10-K
Exhibit 10.08
FIRST AMENDMENT
TO
NORTHERN ILLINOIS GAS COMPANY
DIRECTORS’ DEFERRED COMPENSATION PLAN

WHEREAS, Northern Illinois Gas Company (the “Company”) previously established the Northern Illinois Gas Company Directors’ Deferred Compensation Plan, as amended and restated effective as of January 1, 2008 (the “Plan”); and
WHEREAS, the Company desires to amend the Plan in certain respects effective as of January 1, 2008.
NOW THEREFORE, the Plan is hereby amended as follows:

I.  Section 2 of the Plan is deleted in its entirety and the following new Section 2 is substituted in lieu thereof:
“SECTION 2.  Participation.  A Director of the Company may elect to defer the payment or portion thereof owed for the:

(i)            retainers; or

(ii)           meeting fees; or

(iii)          any combination of (i)-(ii) above.

Such election must be communicated to the Company in writing prior to December 31 of the year prior to the term for which the Director may be reelected.  For a Director first elected or appointed to the Board, such election shall be communicated to the Company in writing within thirty (30) days of the date the Director is first elected or appointed to the Board; provided such deferment shall apply only to the compensation earned after such written election is communicated to the Company.  Once made an election shall continue in force with respect to succeeding terms of the Director’s service unless the Director shall advise the Company in writing prior to December 31 of the year prior to the year of reelection that he or she elects to terminate or change the terms of such deferment effective with such reelection.  In addition, such election shall specify the manner and date on which the Director elects to receive payment of the deferred amount under Subsection 3.1 below.  Directors who were Directors on

January 1, 2008, shall file an election as to the time and form of payment of all their deferrals, whether made prior to or after such date by December 31, 2008; provided, no such election may accelerate payment of any deferrals into 2008.  Notwithstanding any deferral election in existence to the contrary, no meeting fees paid after the Director’s Separation from Service (whether or not earned prior to such Separation from Service) may be deferred under this Plan.”